Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 30, 2024, Veru Inc. (the “Company”) and The Female Health Company Limited, a wholly owned subsidiary of the Company (“FHC Limited” and, collectively with the Company, the “Sellers”) entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement") with Clear Future, Inc. (the "Purchaser"). Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Purchaser purchased substantially all of the assets (the “FC2 Business Sale”) related to the Company's FC2 female condom business ® (internal condom), including the stock of the Company’s U.K. and Malaysian operating subsidiaries (the “FC2 business”). The Purchaser will only assume certain liabilities relating to the FC2 business that are specified in the Purchase Agreement. The transaction closed on December 30, 2024.

The following unaudited pro forma consolidated financial statements have been derived from the Company’s historical consolidated financial statements as adjusted to give effect to the FC2 Business Sale. The unaudited pro forma consolidated statements of operations for the years ended September 30, 2024 and 2023 give effect to the FC2 Business Sale as if it had occurred on October 1, 2022 in that they reflect the reclassification of the FC2 business as discontinued operations for all periods presented. The unaudited pro forma consolidated balance sheet as of September 30, 2024 gives effect to the FC2 Business Sale as if it had occurred on September 30, 2024. After the date of the FC2 Business Sale, the historical financial results of the FC2 business will be reflected in our consolidated financial statements as discontinued operations under generally accepted accounting principles in the United States (“U.S. GAAP”) for all periods.

The unaudited pro forma consolidated financial statements are for informational purposes only and do not purport to represent what the actual results of operations or financial position would have been had the FC2 Business Sale occurred on the dates assumed, nor are they indicative of future results of operations or financial positions. The pro forma adjustments are based on currently available information and certain estimates and assumptions, which are described in the accompanying notes and which management believes are reasonable. Actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

VERU INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

				Transaction
		Discontinued		Accounting
	Historical	Operations (a)		Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$24,916,285	$—		$18,000,000	(b)	$37,231,925
				(1,462,750)	(c)
				(4,221,610)	(d)
Accounts receivable, net	3,960,305	(3,960,305)		—		—
Inventories, net	4,144,179	(4,144,179)		—		—
Prepaid research and development costs	419,371	—		—		419,371
Prepaid expenses and other current assets	1,783,084	(654,527)		—		1,128,557
Total current assets	35,223,224	(8,759,011)		12,315,640		38,779,853
Plant and equipment, net	1,284,654	(803,282)		—		481,372
Operating lease right-of-use asset	3,561,773	(311,150)		—		3,250,623
Deferred income taxes	12,340,237	(12,340,237)	(g)	—		—
Goodwill	6,878,932	—		—		6,878,932
Other assets	1,129,952	(140,356)		—		989,596
Total assets	$60,418,772	$(22,354,036)		$12,315,640		$50,380,376

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,036,841	$(777,173)		$—		$2,259,668
Accrued compensation	4,679,696	(185,418)		—		4,494,278
Accrued expenses and other current liabilities	2,060,097	(1,390,412)		—		669,685
Residual royalty agreement, short-term portion	1,025,837	—		(1,025,837)	(d)	—
Operating lease liability, short-term portion	1,065,497	(328,527)		—		736,970
Total current liabilities	11,867,968	(2,681,530)		(1,025,837)		8,160,601
Residual royalty agreement, long-term portion	8,850,792	—		(8,850,792)	(d)	—
Operating lease liability, long-term portion	2,921,380	(16,071)		—		2,905,309
Other liabilities	4,461,920	—		—		4,461,920
Total liabilities	28,102,060	(2,697,601)		(9,876,629)		15,527,830

Stockholders' equity:
Preferred stock, no shares issued and outstanding at September 30, 2020 and 2019, respectively	—	—		—		—
Common stock, par value $0.01 per share; 308,000,000 shares authorized, 148,567,624 shares issued and 146,383,920 shares outstanding	1,485,676	—		—		1,485,676
Additional paid-in-capital	333,788,795	—		—		333,788,795
Accumulated other comprehensive loss	(581,519)	581,519		—		—
Accumulated deficit	(294,569,635)	(20,237,954)		22,192,269	(e)	(292,615,320)
Treasury stock, 2,183,704 shares, at cost	(7,806,605)	—		—		(7,806,605)
Total stockholders' equity	32,316,712	(19,656,435)		22,192,269		34,852,546
Total liabilities and stockholders' equity	$60,418,772	$(22,354,036)		$12,315,640		$50,380,376

See notes to unaudited pro forma consolidated financial statements.

VERU INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2024

				Transaction
		Discontinued		Accounting
	Historical	Operations (a)		Adjustments		Pro Forma

Net revenues	$16,886,419	$(16,886,419)		$—		$—

Cost of sales	11,032,442	(11,032,442)		—		—

Gross profit	5,853,977	(5,853,977)		—		—

Operating expenses:
Research and development	12,808,185	(26,018)		—		12,782,167
Selling, general and administrative	31,184,097	(6,574,421)		—		24,609,676
Total operating expenses	43,992,282	(6,600,439)		—		37,391,843

Gain on sale of ENTADFI® assets	1,222,908	—		—		1,222,908

Operating loss	(36,915,397)	746,462		—		(36,168,935)

Non-operating (expenses) income:
Interest expense	(607,470)	—		607,470	(f)	—
Change in fair value of derivative liabilities	(239,000)	—		239,000	(f)	—
Change in fair value of equity securities	(176,077)	—		—		(176,077)
Other income, net	861,619	223,580		—		1,085,199
Total non-operating expenses	(160,928)	223,580		846,470		909,122

Loss before income taxes	(37,076,325)	970,042		846,470		(35,259,813)

Income tax expense	725,101	(725,101)	(h)	—		—

Net income (loss)	$(37,801,426)	$1,695,143		$846,470		$(35,259,813)

Net loss per basic and diluted common share outstanding	$(0.28)					$(0.26)

Basic and diluted weighted average common shares outstanding	134,875,016					134,875,016

See notes to unaudited pro forma consolidated financial statements.

VERU INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2023

				Transaction
		Discontinued		Accounting
	Historical	Operations (a)		Adjustments		Pro Forma

Net revenues	$16,296,958	$(16,283,945)		$—		$13,013

Cost of sales	8,731,030	(8,689,189)		—		41,841

Gross profit	7,565,928	(7,594,756)		—		(28,828)

Operating expenses:
Research and development	51,202,219	(90,834)		—		51,111,385
Selling, general and administrative	48,057,834	(10,911,258)		—		37,146,576
Provision for credit losses	3,911,714	(3,911,714)		—		—
Impairment of intangible assets	3,900,000	—		—		3,900,000
Total operating expenses	107,071,767	(14,913,806)		—		92,157,961

Gain on sale of ENTADFI® assets	5,723,623	—		—		5,723,623

Operating loss	(93,782,216)	7,319,050		—		(86,463,166)

Non-operating (expenses) income:
Interest expense	(2,427,041)	—		2,427,041	(f)	—
Change in fair value of derivative liabilities	2,963,000	—		(2,963,000)	(f)	—
Other income, net	573,771	58,558		—		632,329
Total non-operating expenses	1,109,730	58,558		(535,959)		632,329

Loss before income taxes	(92,672,486)	7,377,608		(535,959)		(85,830,837)

Income tax expense (benefit)	480,206	(552,258)	(h)	—		(72,052)

Net income (loss)	$(93,152,692)	$7,929,866		$(535,959)		$(85,758,785)

Net loss per basic and diluted common share outstanding	$(1.10)					$(1.01)

Basic and diluted weighted average common shares outstanding	84,973,382					84,973,382

See notes to unaudited pro forma consolidated financial statements.

VERU INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements include the following adjustments:

(a)

Reflects the discontinued operations, including associated assets, liabilities, equity, and results of operations attributable to the FC2 business, which were included in the Company's historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude intercompany transactions, which are eliminated on consolidation, and general corporate overhead costs allocated to the FC2 business that do not meet the requirements to be presented in discontinued operations, which include the Company's corporate support functions.

(b)

Reflects the estimated cash to be received in connection with the FC2 Business Sale. This amount is subject to adjustment as set forth in the Purchase Agreement, including a customary working capital adjustment based on the amount by which certain working capital items at closing are greater or less than a target set forth in the Purchase Agreement.

(c)	Reflects cash to be paid for estimated non-recurring costs to complete the FC2 Business Sale. These costs primarily relate to investment banker fees, legal fees, and other transaction costs.

(d)

The Company's Residual Royalty Agreement, dated as of March 5, 2018 (the “Royalty Agreement”), with SWK Funding LLC (“SWK”) requires upon a sale of the FC2 business a payment (the “Change of Control Payment”) equal to the product of 5% of the product revenue from net sales of FC2 for the most recently completed 12-month period multiplied by five, and upon such payment the Royalty Agreement terminates in accordance with its terms. This adjustment reflects the Change of Control Payment to be paid to SWK upon the FC2 Business Sale and the extinguishment of the associated liabilities.

(e)	Reflects the effect on total shareholders' equity of the adjustments described in notes (b) through (d) above.

(f)

The Royalty Agreement terminates upon the Company making the Change of Control Payment in connection with the FC2 Business Sale. The pro forma adjustments reflect the reduction of associated interest expense and the impact on the change in fair value of the derivative liabilities, which will be eliminated upon termination of the Royalty Agreement.

(g)

Represents the removal of deferred tax assets related to the Company's operating U.K. subsidiary, The Female Health Company (UK) plc, which does not have a valuation allowance due to projections of future taxable income.

(h)

Represents the removal of income tax expense associated with the Company's U.K. and Malaysia operating subsidiaries. The Company has U.S. federal and state net operating loss and tax credit carryforwards that it believes would offset any potential tax liability associated with this transaction.